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                                                                    Exhibit 10.8

                                 AMENDMENT NO. 1
                                       TO
                        MANAGEMENT SUBSCRIPTION AGREEMENT

      This AMENDMENT NO. 1 TO MANAGEMENT SUBSCRIPTION AGREEMENT (this "AMENDMENT") is made and entered into as of June 30, 2004, by and between WellCare Holdings, LLC, a Delaware limited liability company (the "COMPANY"), and Todd S. Farha (the "EMPLOYEE").

                                    RECITALS

      The Company and the Employee are parties to that certain Management Subscription Agreement, dated as of September 6, 2002 (the "SUBSCRIPTION AGREEMENT"), pursuant to which, among other things, the Company issued certain Class A Common Units and Class C Common Units of the Company to the Employee. In anticipation of the Company's planned merger (the "MERGER") with and into WellCare Group, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company ("WELLCARE"), and the planned subsequent initial public offering by WellCare of shares of its common stock, the Company and the Employee desire to modify the definition of the term "Change of Control" set forth in the Subscription Agreement.

      NOW, THEREFORE, in consideration of the covenants and promises set forth herein, and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), intending to be legally bound, the Company and the Employee agree as follows:

      1. The definition of the term "Change of Control" contained in Section 7 of the Subscription Agreement is hereby deleted in its entirety and replaced with the following:

            ""Change of Control" means:

                  (i) The acquisition by any "person" or "group" (as defined in or pursuant to Sections 13(d) and 14(d) of the Exchange Act) (other than (A) the Company, WellCare or any subsidiary thereof, (B) any employee benefit plan of the Company, WellCare or any subsidiary thereof, or (C) Soros Private Equity Investors LP and/or its Affiliates), directly or indirectly, as "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of securities of WellCare or the Company representing more than fifty percent (50%) of either the then outstanding shares or the combined voting power of the then outstanding securities of such entity;

                  (ii) Following an Initial Public Offering, either a majority of the directors of WellCare elected at WellCare's annual stockholders meeting shall have been nominated for election other than by or at the direction of the "incumbent directors" of WellCare, or the "incumbent directors" shall cease to constitute a majority of the directors of WellCare. The term "incumbent director" shall mean any director who was a director of WellCare on the date of the closing of the Initial Public Offering and any individual who becomes a director of WellCare subsequent to the date thereof and who is elected or nominated by or at the direction of at least two-thirds (2/3) of the then incumbent directors;

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                  (iii) The stockholders of WellCare or the Company approve (A)
      a merger, consolidation or other business combination of such entity with any other "person" or "group" (as defined in or pursuant to Sections 13(d) and 14(d) of the Exchange Act) or affiliate thereof, other than (1) a merger of the Company with and into WellCare or (2) a merger or consolidation that would result in the outstanding common stock of WellCare or the Company, as applicable, immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into common stock of the surviving entity or a parent or affiliate thereof) more than fifty percent (50%) of the outstanding common stock of WellCare or the Company, as applicable, or such surviving entity or a parent or Affiliate thereof outstanding immediately after such merger, consolidation or other business combination, or (B) a plan of complete liquidation of WellCare or the Company or an agreement for the sale or disposition by WellCare or the Company of all or substantially all of such entity's assets (including if accomplished pursuant to the sale of shares of equity securities (including by any consolidation, merger or reorganization) of one or more subsidiaries of WellCare or the Company which collectively constitute all or substantially all of such entity's assets), other than a merger of the Company with and into WellCare; or

                  (iv) Any other event or circumstance which is not covered by the foregoing subsections but which the Board determines to affect control of WellCare or the Company and with respect to which the Board adopts a resolution that the event or circumstance constitutes a Change of Control for purposes of this Agreement."

      2. The following additional defined terms are hereby added to Section 7 of the Subscription Agreement:

            ""Exchange Act" means the Securities Exchange Act of 1934, as amended.

            "WellCare" means WellCare Group, Inc., a Delaware corporation."

      3. Except as otherwise specifically set forth in this Amendment, all provisions of the Subscription Agreement shall remain in full force and effect.

      4. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                            [SIGNATURE PAGE FOLLOWS]

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      IN WITNESS WHEREOF, the Company and the Employee have duly executed this
Amendment, as of the date first above written.

WELLCARE HOLDINGS, LLC

By  /s/ Thaddeus Bereday                          /s/ Todd S. Farha
    -------------------------------------         ------------------------------
Name:  Thaddeus Bereday                           Todd S. Farha
Title: Senior Vice President and General
       Counsel

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